EXHIBIT 10.4

SOLERA NATIONAL BANCORP, INC.

NOTICE OF PERFORMANCE BASED RESTRICTED STOCK AWARD

Award No.:

Executive:	(the “Executive”)

Notice:

You have been granted the following award of restricted shares of common stock of Solera National Bancorp, Inc. (the “Company”) in accordance with the terms of this Notice of Performance Based Restricted Stock Award (the “Notice”) and the attached Performance Based Restricted Stock Agreement (the “Agreement”).

Date of Grant:	(the “Grant Date”)

Aggregate Number of Restricted Shares of Common Stock:	(the “Restricted Shares”)

Grant of Restricted Shares and Vesting Requirements:

The Company hereby awards to the Executive a total of             Restricted Shares with a annual target award of             Restricted Shares (the “Target Number”), such number being subject to possible adjustment as follows. The actual number of Restricted Shares which will vest will depend on the level of achievement of the Company for each of the years ended                                         (the “Performance Period”). The number of Restricted Shares that vest will be calculated in accordance with the performance goals (the “Performance Goal”) annually set by the Compensation Committee (the “Committee”) of the Board of Directors of the Company, subject to the Executive’s reasonable approval, as further discussed in the following table:

Performance Period:	Performance Goal:	Then the Following Number of Restricted Shares will Vest:

The number of Restricted Shares that vest, if any, will equal the number of Restricted Shares determined above, subject, however, to the withholding provisions in the Agreement. If any Restricted Shares do not vest, then they will be forfeited and Executive will have no further rights with respect to this Notice. The vesting of the Restricted Shares is subject to Executive’s continued service as an employee of the Company or its subsidiaries through the Performance Period and upon the level of achievement of the Performance Goal.

Your signature below indicates your agreement and understanding that this Notice is subject to all of the terms and conditions contained in the Agreement. PLEASE BE SURE TO READ ALL OF THIS NOTICE AND THE AGREEMENT, WHICH CONTAIN THE SPECIFIC TERMS AND CONDITIONS OF THIS NOTICE OF PERFORMANCE BASED RESTRICTED STOCK AWARD.

EXECUTIVE		SOLERA NATIONAL BANCORP, INC.

By:	By:
Name:	Name:
Title:

SOLERA NATIONAL BANCORP, INC.

PERFORMANCE BASED RESTRICTED STOCK AGREEMENT

1.           Award of Restricted Shares of Common Stock.  Solera National Bancorp, Inc., a Delaware corporation (the “Company”), hereby issues to Executive an award (the “Award”) of the number of restricted shares of common stock (the “Restricted Shares”) set forth in the Notice of Performance Based Restricted Stock Award (the “Notice”) attached to this Performance Based Restricted Stock Agreement (this “Agreement”). Unless otherwise provided herein, capitalized terms herein shall have the same meanings as in the Notice.

2.             Vesting Requirements.

(a)           The vesting of the Restricted Shares is generally contingent, in whole or in part, upon (i) except as otherwise provided below, the Executive’s continuous active service with the Company or any of its subsidiaries through the end of the Performance Period (the “Continuous Service Requirement”), and (ii) the level of achievement of the Performance Goal as outlined in the Notice.  The level of achievement of the Performance Goal will be determined in accordance with the Notice and the terms hereof. After the end of the Performance Period, the Compensation Committee (the “Committee”) of the Board of Directors of the Company will determine the extent to which the Performance Goal was achieved, if at all, and will certify the level of achievement with respect to such Performance Goal and what percentage of the Target Number of Restricted Shares have vested in accordance with the table set forth in the Notice, subject to Executive’s satisfaction of the Continuous Service Requirement. Any unvested Restricted Shares will be immediately cancelled.

(b)           Should the Participant’s continued service as an employee of the Company or any of its subsidiaries end at any time (the “Termination Date”), any unvested Restricted Shares will be immediately cancelled. All unvested Restricted Shares which are not vested on the Termination Date held by the Executive shall be deemed forfeited and reconveyed to the Company, if not preciously forfeited and reconveyed to the Company. Concurrently with the execution and delivery of the Notice, the Executive shall deliver to the Company an executed stock power in the form attached hereto as Exhibit A, in blank, with respect to the Restricted Shares. The Executive, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of the Notice, the Company, or any escrow agent the Company may appoint, and each of the Company’s authorized representatives as the Executive’s attorney(s)-in-fact to effect any transfer of unvested forfeited Restricted Shares (or shares otherwise reacquired by the Company hereunder) to the Company as may be required pursuant to this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer. Executive will receive no payment for unvested forfeited Restricted Shares.

3.           Delivery of Restricted Shares; Shareholder Rights.  On the Grant Date, the Restricted Shares set forth in the Notice will be issued and delivered to a book entry account maintained by the Company’s transfer agent. Thereafter, subject to the forfeiture provisions referenced in this Agreement, the Executive shall be entitled to the rights and privileges of a shareholder of the Company in respect to such Restricted Shares, including the right to vote and receive dividends (subject to applicable tax withholding obligations) during the vesting period on the same basis as all other issued and outstanding shares of common stock of the Company (“Common Stock”).

4.           Taxes.

(a)        Tax Liability.  The Executive is ultimately liable and responsible for all taxes owed by the Executive in connection with the Award, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Award. The Company does not make any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of vested Restricted Shares. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate the Executive’s tax liability.

(b)       Payment of Withholding Taxes.   In the event required by federal or state law, the Company will have the right and is hereby authorized to withhold, or to require the Executive to pay upon the occurrence of the event triggering the requirement, any applicable withholding taxes in respect of the Restricted Shares, their grant, vesting or otherwise and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. The Company, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit the Executive to satisfy such tax withholding obligation, in whole or in part (without limitation) by (i) paying cash; (ii) electing to have the Company withhold otherwise then deliverable vested Restricted Shares having a fair market value equal to the minimum amount required to be withheld; (iii) delivering to the Company, vested and owned shares of Common Stock having a fair market value equal to the amount required to be withheld; or (iv) through any other lawful manner. The Executive agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to inadequate withholding.

The Company shall withhold from any dividends paid during the vesting period only the amounts the Company is required to withhold to satisfy any applicable tax withholding requirements with respect to such dividends based on minimum statutory withholding rates for federal and state tax purposes, including any payroll taxes.

5.           Section 83(b) Election for Restricted Shares.   In the event the Executive determines to make an election with the Internal Revenue Service (the “IRS”) under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder (the “83(b) Election”), the Executive shall provide a copy of such form to the Company promptly following its filing, which is required under current law to be filed with the IRS no later than thirty (30) days after the Grant Date of the Restricted Shares. The Executive is advised to consult with his or her own tax advisors regarding the purchase and holding of the Restricted Shares, and the Company shall bear no liability for any consequence of the Executive making an 83(b) Election or failing to make an 83(b) Election.

YOU FURTHER ACKNOWLEDGE THAT THE COMPANY HAS DIRECTED YOU TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE AND THE INCOME TAX LAWS OF ANY MUNICIPALITY OR STATE IN WHICH YOU MAY RESIDE.

6.             No Effect on Employment or Service.  The Executive’s employment with the Company is pursuant to the Executive Employment Agreement, dated November 30, 2012, between the Company and the Executive (the “Employment Agreement”). Accordingly, nothing in this Agreement shall confer upon the Executive any right to continue to be employed by the Company or shall interfere with, or restrict in any way, the rights of the Company pursuant to the Employment Agreement.

7.             Address for Notices.  Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, Attn: Chief Financial Officer, at the Company’s headquarters, 319 S. Sheridan Boulevard, Lakewood, Colorado 80226, or at such other address as the Company may hereafter designate in writing. Any notice to be given to the Executive will be addressed to such Executive at the address maintained by the Company for such person or at such other address as the Executive may specify in writing to the Company.

8.             Award is Not Transferable.  The Award and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Award, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

9.             Restrictions on Sale of Securities.  Any Restricted Shares awarded under the Award that have vested shall have been registered under the Securities Act of 1933, as amended (the “Securities Act”). If the Executive is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Executive may not sell the shares received upon vesting of the Restricted Shares unless in compliance with Rule 144. Further, the Executive’s subsequent sale of the shares received upon the vesting of Restricted Shares will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies and any other applicable securities laws. The Executive acknowledges and agrees that, prior to the sale of any vested Restricted Shares acquired under the Award; it is the Executive’s responsibility to determine whether or not such sale of such shares will subject the Executive to liability under insider trading rules or other applicable federal securities laws.

10.          Binding Agreement.  This Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

11.          Conditions for Issuance of Shares Upon Vesting of Restricted Shares.  The Company shall not be required to transfer on its books or list in street name with a brokerage company or otherwise issue any certificate or certificates upon the vesting of any Restricted Shares hereunder prior to fulfillment of any approval or other clearance from any state or federal governmental agency, which the Committee shall, in its absolute discretion, determine to be necessary or advisable.

12.          Committee Authority.  All actions taken and all interpretations and determinations made by the Committee will be final and binding upon the Executive, the Company and all other persons, and will be given the maximum deference permitted by law. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement.

13.          Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

14.          Provisions Severable.  In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

15.          Entire Agreement.  This Agreement and the Notice constitute the entire understanding of the parties relating to the subjects covered herein. The Executive expressly warrants that he or she is not executing the Notice in reliance on any promises, representations or inducements other than those contained herein.

16.          Modifications to this Agreement.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless made in writing signed by the Executive and a duly authorized officer of the Company.  All modifications of or amendments to this Agreement must either (a) comply with Section 409A of the Code or (b) not cause this Award to be subject to Section 409A of the Code if this Award is not already subject to Section 409A of the Code.

17.          Recoupment Policy.  Notwithstanding the vesting terms of this Agreement, the Award is subject to any compensatory recovery (clawback) policy in effect at the time of each vesting date.

18.          Governing Law.  This Agreement will be governed by, and construed in accordance with, the laws of the State of Colorado, without regard to its conflict of law provisions.

19.          Data Protection. By accepting the Award, the Executive agrees and consents:

(a)           to the collection, use, processing and transfer by the Company of certain personal information about the Executive, including the Executive’s name, home address and telephone number, date of birth, other employee information, details of the Restricted Shares granted to the Executive, and of Common Stock issued or transferred to the Executive pursuant to this Agreement (“Data”); and

(b)           to the Company transferring Data to any subsidiary or affiliate of the Company for the purposes of implementing, administering and managing this Agreement; and

(c)           to the use of such Data by any person for such purposes; and

(d)           to the transfer to and retention of such Data by third parties in connection with such purposes.

20.          Regulatory Matters/Compliance with Laws. In the event that the grant, exercise, vesting, payment, settlement, delivery of Common Stock or accrual of this Award or any term of this Award is restricted or prohibited or otherwise conflicts with any applicable statute (including, without limitation, the Emergency Economic Stabilization Act of 2008 (“EESA”), as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”)) or any applicable regulation or other guidance thereunder, or any agreement or arrangement with or restriction imposed by, the United States Department of the Treasury, any bank regulatory agency or any other governmental agency (a “Governmental Restriction”), in each case, as determined by the Committee in its sole discretion, then the Committee may unilaterally modify the terms of this Award in such manner as the Committee determines in its sole discretion to be necessary to avoid such restriction or prohibition or eliminate such conflict, all without the further consent of Executive, such consent being given through Executive’s acceptance of this Award. Such modifications may include, without limitation, the modification of this Award into an award of another type (such as an option award), a reduction of the number of Restricted Shares covered by this Award or any such modified award, the addition of grant, exercise, vesting conditions, the delay or cessation of vesting, payment, settlement, delivery of Common Stock or accrual of this Award, and the cancellation for no consideration of all or a portion of this Award. In addition, any Common Stock is acquired by Executive pursuant to this Award, or any proceeds from the disposition of any such shares of Common Stock, shall be subject to forfeiture and return to the Company to the extent required by a Governmental Restriction.

21.          Capital Adjustment.  If corporate transactions such as stock dividends, stock splits, spin-offs, split-offs, recapitalizations, mergers, consolidations or reorganizations of or by the Company (“Corporate Transactions”) occur prior to the vesting of the Restricted Shares, the Committee will make those adjustments, if any, in the number, class or kind of the Common Stock that relate to any such Restricted Shares that it deems appropriate in its discretion to reflect Corporate Transactions such that the rights of the Executive are neither enlarged nor diminished as a result of such Corporate Transactions, including without limitation measuring the value per share of Common Stock of any share-denominated award authorized for payment to the Executive by reference to the per share value of the consideration payable to a shareholder of the Company in connection with such Corporate Transactions.

All determinations hereunder shall be made by the Committee in its sole discretion and shall be final, binding and conclusive for all purposes on all parties, including without limitation the Executive.

22.          Executive Acknowledgements.  The Executive represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof. The Executive has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing the Notice and fully understands all provisions of this Agreement and the Notice.

THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE RESTRICTED SHARES SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE EXECUTIVE’S CONTINUED SERVICE AS AN EMPLOYEE OF THE COMPANY (NOT THROUGH THE ACT OF BEING GRANTED THIS AWARD OR ACQUIRING RESTRICTED SHARES HEREUNDER). THE EXECUTIVE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THE NOTICE NOR THE AGREEMENT SHALL CONFER UPON THE EXECUTIVE ANY RIGHT WITH RESPECT TO CONTINUATION OF THE EXECUTIVE’S EMPLOYMENT WITH THE COMPANY.

EXHIBIT A

STOCK POWERS

INSTRUCTIONS:

Please do not fill in any blanks other than the signature line. The purpose of the assignment is to enable the Company to exercise its options upon a forfeiture set forth in the Notice of Performance Based Restricted Stock Award without requiring additional signatures on the part of the Executive.

STOCK POWER

FOR VALUE RECEIVED and pursuant to that certain Notice of Performance Based Restricted Stock Award (including the Performance Based Restricted Stock Agreement) between Solera National Bancorp, Inc., a Delaware corporation (the “Company”), and the individual named below (the “Executive”) dated as of                                 , the Executive, hereby sells, assigns and transfers to the Company, an aggregate                    Restricted Shares of the Company, standing in the Executive’s name on the books of the Company and are either represented by stock certificate number(s)                                                     to which this instrument is attached or entered into a book entry account maintained by the transfer agent of the Company, and hereby irrevocably constitutes and appoints                                            as his or her attorney in fact and agent to transfer such shares on the books of the Company, with full power of substitution in the premises.

Dated:

Signature

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